                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                            3TEC ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a(6)(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                            3TEC ENERGY CORPORATION
                                Pennzoil Place
                         700 Milam Street, Suite 1100
                             Houston, Texas 77002

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 8, 2002

To the Stockholders of 3TEC Energy Corporation:

   The Annual Meeting of Stockholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), will be held at Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002 on Wednesday, May 8, 2002 at 11:00 a.m., local time, for the purpose of acting on the following matters:

  (1) To elect three (3) Class I directors for three-year terms expiring in 2005; and

  (2) To ratify the appointment of KPMG, LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002; and

  (3) To approve an amendment authorizing the issuance of restricted stock and restatement of the 3TEC Energy Corporation 2001 Stock Option Plan; and

  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only common stock stockholders of record at the close of business on March 11, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose relevant to the Annual Meeting, for a period of ten (10) days prior to the meeting during regular business hours at the principal office of the Company.

   You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Any stockholder giving the proxy enclosed with the proxy statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the Annual Meeting, by executing a proxy bearing a later date and filing such proxy with the Company at or prior to the Annual Meeting, or by attending the Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote.

                                          By Order of the Board of Directors

                                          /s/ Floyd C. Wilson
                                          Floyd C. Wilson,
                                          Chairman of the Board and
                                          Chief Executive Officer

April 8, 2002

   Annual Reports to stockholders, including financial statements, are being mailed to stockholders, together with these proxy materials, commencing on or about April 8, 2002.

   Stockholders may obtain, without charge, a copy of 3TEC's Annual Report on Form 10-KSB (without exhibits) for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "SEC"), by writing to 3TEC Energy Corporation, David S. Elkouri, Secretary, Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002. Copies of 3TEC's Annual Report on Form 10-KSB may also be obtained directly from the SEC website at http://www.sec.gov/.

                            Your vote is important.
               Please complete, sign and return the accompanying
                  Proxy Form in the envelope provided, which
              requires no postage if mailed in the United States.

                            3TEC ENERGY CORPORATION
                                Pennzoil Place
                         700 Milam Street, Suite 1100
                             Houston, Texas 77002

                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 8, 2002

Introduction

   This Proxy Statement is furnished to stockholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), in connection with the solicitation, at 3TEC's expense, on behalf of the Board of Directors of 3TEC (the "Board"), of proxies to be used at the Annual Meeting of Stockholders to be held at Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002 on Wednesday, May 8, 2002, at 11:00 a.m., local time and all adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent or given to stockholders is April 8, 2002. The principal executive offices of the Company are located at Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002 and the Company's telephone number is (713) 821-7100.

Formation

   3TEC is the successor to Middle Bay Oil Company, Inc. ("Middle Bay"), an Alabama corporation formed on November 30, 1992. 3TEC was incorporated in Delaware on November 24, 1999, as a wholly owned subsidiary of Middle Bay for the sole purpose of merging with Middle Bay to effect a change in domicile to Delaware and to change the Company's name to 3TEC Energy Corporation. Effective December 7, 1999, Middle Bay was merged into 3TEC and each share of common stock of Middle Bay was converted into one share of 3TEC common stock.

Reverse Stock Split

   Except as otherwise indicated, this Proxy Statement gives effect to the 1-for-3 reverse stock split of the Company's common stock approved by the stockholders of the Company and filed of record with the Delaware Secretary of State on January 14, 2000, as though effective for all periods on or before the date of this Proxy Statement.

Proxy; Right to Revoke Proxy

   Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to 3TEC before the meeting and not revoked. Any stockholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to 3TEC's Secretary, by voting in person at the Annual Meeting or by giving a later proxy. Attendance at the meeting will not by itself constitute a revocation. The shares represented by proxies solicited by the Board will be voted in accordance with the recommendations of the Board as set forth herein unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock. 3TEC may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

   The enclosed form of proxy allows stockholders to grant or withhold discretionary authority to the persons named to vote on any other matters that may properly come before the Annual Meeting and are not specifically discussed in this Proxy Statement. 3TEC is not aware of any such proposals and has no current intention of making any additional proposals.

By Whom and the Manner in which Proxy is Being Solicited

   The cost of solicitation will be paid by 3TEC. We have engaged Georgeson Shareholder Communications Inc. to help us solicit proxies from stockholders for a fee of $7,500 plus their out-of-pocket expenses. Proxies may also be solicited personally, by telephone or by other appropriate means by directors, officers or employees of 3TEC, without additional compensation. 3TEC will request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares of common stock in their names for the benefit of others to promptly send proxy materials to, and obtain proxies from, the beneficial owners, and 3TEC will reimburse them for their reasonable expenses in doing so.

Shares Outstanding

   Voting rights regarding the matters to be considered at the Annual Meeting are vested exclusively in the holders of 3TEC's common stock. The record date for common stock stockholders entitled to vote at the Annual Meeting is the close of business on March 11, 2002. At the close of business on that date, 3TEC had issued, outstanding and entitled to vote at the Annual Meeting 16,471,996 shares of common stock, $.02 par value, each of which is entitled to one vote on all matters expected to be voted upon at the Annual Meeting.

Quorum and Voting

   The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Annual Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such stockholder's name on the record date. Assuming the presence of a quorum, the affirmative votes equal to at least a majority of the votes of holders of common stock cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of KPMG, LLP as the independent accountants for 3TEC and to ratify the proposal to amend and restate the Company's 2001 Stock Option Plan. Directors shall be elected by a plurality of the shares represented at the Annual Meeting entitled to vote in the election of Directors. Abstentions will be included in vote totals and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on proposals because they did not receive specific instructions on such proposals from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Annual Meeting. The Chairman of the Annual Meeting shall determine the order of business at the Annual Meeting and the voting and other procedures to be observed. The Chairman is authorized to declare whether any business is properly brought before the Annual Meeting, and business not properly brought before the Annual Meeting may not be transacted.

Security Ownership of Certain Beneficial Owners

   The following table sets forth the shares of 3TEC's common stock beneficially owned by those persons known by 3TEC to be the beneficial owner of more than five percent of 3TEC's issued and outstanding common stock. All percentages are based on 16,471,996 shares of common stock issued and outstanding on March 11, 2002:

                                                   Amount and Nature of Percent
Name and Address of Beneficial Owner               Beneficial Ownership of Class
------------------------------------               -------------------- --------
EnCap Investments L.L.C...........................      4,589,452(1)     25.38%
 1100 Louisiana
 Suite 3150
 Houston, TX 77002

EnCap Energy Capital Fund III, L.P................      2,001,322(2)     11.63%
 1100 Louisiana
 Suite 3150
 Houston, TX 77002

Royce & Associates, Inc...........................      1,485,600(3)      9.02%
 1414 Avenue of the Americas
 New York, NY 10019

EnCap Energy Acquisition III-B, Inc...............      1,445,537(4)      8.52%
 1100 Louisiana
 Suite 3150
 Houston, TX 77002

EnCap Energy Capital Fund III-B, L.P..............      1,445,537(5)      8.52%
 1100 Louisiana
 Suite 3150
 Houston, TX 77002

Wentworth, Hauser & Violich.......................      1,430,621(6)      8.69%
 353 Sacramento Street, Suite 600
 San Francisco, CA 94111

Floyd C. Wilson...................................      1,370,960(7)      7.93%
 Pennzoil Place
 700 Milam Street, Suite 1100
 Houston, TX 77002

Kaiser-Francis Oil Company........................      1,112,578(8)      6.75%
 6733 South Yale
 Tulsa, OK 74136

Artisan Partners Limited Partnership..............      1,012,808(9)      6.15%
 1000 N. Water Street, Suite 1770
 Milwaukee, WI 53202

Cannell Capital LLC...............................        905,700(10)     5.50%
 2500 18th Street
 San Francisco, CA 94110

T. Rowe Price Associates, Inc.....................        876,000(11)     5.32%
 100 E. Pratt Street
 Baltimore, MD 21202

Wellington Management Company, LLP................        835,000(12)     5.07%
 75 State Street
 Boston, MA 02109

--------
 (1) As disclosed in a joint filing on Schedule 13D/A filed with the Securities and Exchange Commission (the "SEC") on December 26, 2001. As the general partner or controlling person of each entity, EnCap Investments L.L.C. ("EnCap") may be deemed to have the power to vote and direct the vote or to dispose or direct the disposition of 4,589,452 shares of common stock beneficially owned by EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc. ("EnCap Acquisition"), EnCap Energy Capital Fund III-B, L.P. ("EnCap III-B") ECIC Corporation, and BOCP Energy Partners, L.P. ("BOCP"). This figure includes the shares described in footnotes 2, 4 and 5 below, as well as 447,095 shares of common stock, 68,097 shares of Series D Preferred Stock convertible into 68,097 shares of common stock, and warrants to purchase 159,725 shares of common stock beneficially owned by ECIC Corporation, and 309,809 shares of common stock, 47,187 shares of Series D Preferred Stock convertible into 47,187 shares of common stock, and warrants to purchase 110,680 shares of common stock beneficially owned by BOCP. The controlling person of EnCap is El Paso Merchant Energy North America Company ("El Paso Merchant Energy"). The controlling person of El Paso Merchant Energy is El Paso Corporation. El Paso Merchant Energy and El Paso Corporation may be deemed to have the power to vote and direct the vote or to dispose or direct the disposition of the shares. El Paso Merchant Energy and El Paso Corporation disclaim any beneficial ownership of these shares.
 (2) As disclosed in a joint filing on Schedule 13D/A filed with the SEC on December 26, 2001. This figure includes 1,266,144 shares of common stock, 192,846 shares of Series D Preferred Stock convertible into 192,846 shares of common stock, warrants to purchase 452,332 shares of common stock, and 90,000 shares issuable upon exercise of stock options assigned to this entity by Mr. David B. Miller and Mr. D. Martin Phillips, both directors of 3TEC.
 (3) As disclosed in a filing on Schedule 13G/A filed with the SEC on February 12, 2002.
 (4) As disclosed in a joint filing on Schedule 13D/A filed with the SEC on December 26, 2001. This figure includes 957,587 shares of common stock, 145,850 shares of Series D Preferred Stock convertible into 145,850 shares of common stock, and warrants to purchase 342,100 shares of common stock.
 (5) As disclosed in a joint filing on Schedule 13D/A filed with the SEC on December 26, 2001. Includes 1,445,537 shares owned by EnCap Acquisition described in footnote 4 above. As the controlling person of EnCap Acquisition, EnCap III-B may be deemed to share voting and dispositive power with respect to the shares of common stock owned by EnCap Acquisition; however, EnCap III-B disclaims any beneficial ownership of these shares.
 (6) As disclosed in a joint filing with Laird Norton Financial Group, Inc. on Schedule 13G filed with the SEC on February 13, 2002.
 (7) Represents 567,610 shares of common stock; 5,000 shares of common stock owned by Wilvest Limited Partnership of which Mr. Wilson is the general partner; warrants to purchase 290,014 shares of common stock; and 508,336 shares issuable upon exercise of options granted to Mr. Wilson. Mr. Wilson disclaims beneficial ownership of the shares owned by Wilvest Limited Partnership except to the extent of his pecuniary interest therein.
 (8) Kaiser-Francis Oil Company is a wholly owned subsidiary of GBK Corporation, which is owned 78.22% directly by George B. Kaiser and 21.78% indirectly by Mr. Kaiser through affiliates.
 (9) As disclosed in a joint filing with Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler on Schedule 13G filed with the SEC on February 13, 2002.
(10) As disclosed in a joint filing with J. Carlo Cannell, The Anegada Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell, LLC, Pleiades Investment Partners, LP and George S. Sarlo 1995 Charitable Remainder Trust on Schedule 13G/A filed with the SEC on February 14, 2002.
(11) As disclosed in a filing on Schedule 13G filed with the SEC on February 12, 2002.
(12) As disclosed in a filing on Schedule 13G/A filed with the SEC on February 12, 2002.

                       DIRECTORS AND EXECUTIVE OFFICERS

 Name                               Age Position(s) Held                  Since
 ----                               --- ----------------                  -----
 Floyd C. Wilson..................   55 Chairman, Chief Executive         1999
                                        Officer and Director
 R. A. Walker.....................   45 President, Chief Financial        2000
                                        Officer and Director
 Stephen W. Herod.................   43 Executive Vice President--        1997
                                        Corporate Development and
                                        Assistant Secretary
 Shane M. Bayless.................   35 Vice President, Controller and    2000
                                        Treasurer
 Richard K. Stoneburner...........   48 Vice President--Exploration       1999
 Mark S. Holt.....................   46 Vice President--Land and          1999
                                        Assistant Secretary
 C.E. Hackstedt...................   52 Vice President--Engineering and   2000
                                        Operations
 David S. Elkouri.................   48 Secretary                         2000
 David B. Miller..................   52 Director                          1999
 D. Martin Phillips...............   48 Director                          1999
 Larry L. Helm....................   54 Director                          2000
 Larry J. Bump....................   62 Director                          2002
 James L. Irish III...............   57 Director                          2002

   FLOYD C. WILSON, Chairman and Chief Executive Officer, joined the Company on August 27, 1999, concurrent with the investment in the Company by W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. ("W/E"). Mr. Wilson has been a director of 3TEC since 1999. Mr. Wilson founded W/E in 1998. Mr. Wilson began his career in the energy business in Houston in 1970 as a completion engineer. He moved to Wichita in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of W/E. Mr. Wilson founded Hugoton Energy Corporation ("Hugoton") in 1987, and served as its Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

   R.A. WALKER, President and Chief Financial Officer, joined 3TEC effective May 1, 2000. Mr. Walker has been a director of 3TEC since 2000. Prior to this he was a Senior Managing Director and Co-head of Prudential Capital Group, a $32 billion asset management and merchant banking affiliate of The Prudential Insurance Company of America investing in privately-placed debt and equity securities. From 1990 to 1998, Mr. Walker was the Managing Director of the Dallas office of Prudential Capital Group where he was responsible for the firm's global energy investments, as well as general corporate finance for the Southwestern United States. He joined Prudential in 1987, holding various responsibilities in its Boston, Dallas and Newark offices, after spending approximately six years in commercial banking and two years with an independent oil and gas company.

   STEPHEN W. HEROD has served as the Company's Executive Vice President-Corporate Development since December 1999 and as Assistant Secretary since May 2001. Mr. Herod served as a director of the Company from July 1997 until January 2002. Mr. Herod served as the Treasurer of the Company from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President-Corporate Development. Mr. Herod served as President and a director of Shore Oil Company ("Shore") from April 1992 until the merger of Shore with the Company on June 30, 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

   SHANE M. BAYLESS joined the Company in July 2000 as Vice President and Controller. Mr. Bayless has served as the Treasurer of the Company since March 2001. Prior to joining 3TEC, Mr. Bayless was employed by Encore Acquisition Company as Vice President and Controller from 1998 to 2000. Mr. Bayless worked as the Controller from 1996 to 1998 and as the Accounting Manager from 1993 to 1996 at Hugoton. From 1990 to 1993, Mr. Bayless was an Audit Senior with Ernst & Young LLP. He is a Certified Public Accountant.

   RICHARD K. STONEBURNER joined the Company in August 1999 and became Vice President--Exploration in December 1999. Mr. Stoneburner was employed by W/E as District Geologist from 1998 to 1999. Prior to joining 3TEC, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 20 years of experience in the energy field.

   MARK S. HOLT joined the Company in August 1999 and became Assistant Secretary in November 1999 and Vice President--Land in December 1999. W/E employed Mr. Holt as District Landman from 1998 to 1999. From 1985 to 1998, Mr. Holt was the owner of Holt Resources, which provided land consulting services to various oil and gas companies and operators. From 1979 to 1985, Mr. Holt was a Senior Landman for Sun Oil Company.

   C.E. HACKSTEDT joined the Company in December 2000 and became Vice President--Engineering and Operations in March 2001. Prior to joining 3TEC, Mr. Hackstedt was Vice President of Engineering and Operations for Panther Resources Corporation from 1999 to 2000. Mr. Hackstedt was the Vice President of Operations, Gulf Coast Division from 1995 to 1998 and Vice President of Operations from 1992 to 1995 for UMC Petroleum Corporation.

   DAVID S. ELKOURI became Secretary of the Company in May 2000. Mr. Elkouri is a founding member of the Wichita, Kansas law firm, Hinkle Elkouri Law Firm L.L.C., which was established in 1986. Mr. Elkouri is currently the firm's Co-Managing Director and the Chairman of its Corporate Department. Prior to establishing Hinkle Elkouri Law Firm L.L.C., Mr. Elkouri was a partner in the Wichita law firm of Regan & McGannon and an associate in the San Diego, California law firm of Gray Cary Wave & Freidenrich LLP. He is currently a member of the Board of Directors of Rand Graphics, Inc. and served as a director of Hugoton from 1993 until 1998. He has served an Adjunct Professor of Law at the University of Kansas School of Law teaching business planning.

   DAVID B. MILLER has served as a director of the Company since 1999 and is a member of our Compensation Committee. Mr. Miller is a Managing Director and co-founder of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. From 1988 to 1996, Mr. Miller also served as President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, Mr. Miller served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver, Colorado, based oil and gas company he co-founded in 1981. Mr. Miller is also a director of Denbury Resources Inc.

   D. MARTIN PHILLIPS has served as a director of the Company since 1999. Mr. Phillips is a member of our Compensation Committee and chairman of our Nominating Committee. Mr. Phillips is a Managing Director and principal of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. Prior to joining EnCap in 1989, from 1978 to 1989, Mr. Phillips served in various management capacities with NCNB Texas National Bank, including as Senior Vice President in the Energy Banking Group. Mr. Phillips is also a director of Mission Resources Corporation and Plains Resources, Inc.

   LARRY L. HELM has served as a director of the Company since 2000 and is chairman of our Compensation Committee. Mr. Helm is also a member of our Audit Committee. Mr. Helm is responsible for the nationwide Middle Market Banking Group of Bank One Corporation, a position he assumed in 2001. Mr. Helm joined Bank One, NA in 1989 and has held increasingly more responsible positions with Bank One, NA, including, most recently, head of Energy & Utilities Banking. Mr. Helm is a former director of the Independent Petroleum Association of America.

   LARRY J. BUMP has served as a director of the Company since 2002 and is a member of our Audit and Nominating Committees. Mr. Bump has served as Chairman of the Board and the Chief Executive Officer of Willbros Group, Inc., an international engineering and construction company, since 1980.

   JAMES L. IRISH III has served as a director of the Company since 2002 and is chairman of our Audit Committee. Mr. Irish is currently of counsel with Thompson & Knight, L.L.P., a Texas based law firm. Mr. Irish has been an attorney with Thompson & Knight, L.L.P. serving in various capacities, including Managing Partner, since 1969.

Security Ownership of Management

   The following table sets forth the shares of 3TEC's common stock beneficially owned by each director and named executive officer and all directors and executive officers as a group, all as of March 11, 2002.

                                                 Amount and Nature of Percent
Name of Beneficial Owner                         Beneficial Ownership of Class
------------------------                         -------------------- --------
Floyd C. Wilson.................................      1,370,960(1)      7.93%
David B. Miller.................................              0            *
D. Martin Phillips..............................              0            *
Larry L. Helm...................................         45,000(2)         *
Larry J. Bump...................................         15,000(3)         *
James L. Irish III..............................         15,000(4)         *
R.A. Walker.....................................        635,334(5)      3.72%
Shane M. Bayless................................        120,000(6)         *
Richard K. Stoneburner..........................        112,501(7)         *
C. E. Hackstedt.................................         46,668(8)         *
Directors and executive officers of the company
 as a group (13 persons)........................      2,639,767        14.25%

--------
 *  Represents less than 1%.
(1) Represents 567,610 shares of common stock; 5,000 shares of common stock owned by Wilvest Limited Partnership of which Mr. Wilson is the general partner; warrants to purchase 290,014 shares of common stock; and 508,336 shares issuable upon exercise of options granted to Mr. Wilson. Mr. Wilson disclaims beneficial ownership of the shares owned by Wilvest Limited Partnership except to the extent of his pecuniary interest therein.
(2) Represents 45,000 shares issuable upon exercise of options granted to Mr. Helm.
(3) Represents 15,000 shares issuable upon exercise of options granted to Mr. Bump.
(4) Represents 15,000 shares issuable upon exercise of options granted to Mr. Irish.
(5) Represents 2,000 shares of common stock and 633,334 shares issuable upon exercise of options granted to Mr. Walker.
(6) Represents 120,000 shares issuable upon exercise of options granted to Mr. Bayless.
(7) Represents 112,501 shares issuable upon exercise of options granted to Mr. Stoneburner.
(8) Represents 46,668 shares issuable upon exercise of options granted to Mr. Hackstedt.

Board of Director Meetings and Committees of the Board of Directors.

   3TEC's Board held eight meetings during 2001. The Board has the following standing committees: Compensation, Nominating and Audit.

   Compensation Committee. The Compensation Committee held two meetings during 2001. The Compensation Committee administers the Company's incentive plans, sets policies that govern executives' annual compensation and long-term incentives, and reviews management performance, compensation, development and succession. The Compensation Committee makes recommendations to the Board concerning the salaries and incentive compensation awards of Company officers. The Compensation Committee also determines the number of stock options and restricted stock units awarded to certain officers of the Company and the terms and conditions on which they are granted. Mr. Helm is the Chairman, and the other members of the Compensation Committee are Mr. Phillips and Mr. Miller.

   Nominating Committee. The Nominating Committee held three meetings during 2001. The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board. The Nominating Committee will consider candidates proposed by stockholders for Board membership. Any stockholder wishing to nominate a candidate for director must follow the procedures set forth on page 25 of this Proxy Statement. Mr. Phillips and Mr. Bump are the members of the Nominating Committee and Mr. Phillips serves as Chairman.

   Audit Committee. The Audit Committee held five meetings in 2001. The Audit Committee reviews with management the Company's annual financial statements; reviews with the independent accountants their audit report; and reviews the audit plans and activities of the independent accountants. The Audit Committee recommends to the Board the selection of the independent accountants and approves the fees paid to them. The Audit Committee also reviews the adequacy of the Company's internal controls and accounting policies. The charter of the Audit Committee as adopted by the Board and amended March 20, 2002 is attached hereto as Exhibit "A". Mr. Irish is the Chairman of the Audit Committee and Mr. Helm and Mr. Bump are the other members.

                            AUDIT COMMITTEE REPORT

   The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management of the Company. The Audit Committee has discussed with KPMG, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from KPMG, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with KPMG, LLP the matter of that firm's independence. Based upon its review and discussions as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

   Each member of the Audit Committee is independent as defined by the listing standards of the National Association of Securities Dealers ("NASD").

                                          AUDIT COMMITTEE
                                          James L. Irish III, Chairman
                                          Larry L. Helm
                                          Larry J. Bump

Compensation Committee Interlocks and Insider Participation

During 2001:

   None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

   None of the Company's executive officers served on the compensation committee (or another board committee with similar functions, or in the absence of any such committee, the entire board of directors) of any entity where one of that entity's executive officers served on the Company's Compensation Committee;

   None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

   None of the Company's executive officers served on the compensation committee (or another board committee with similar functions, or in the absence of any such committee, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Company's Board.

   Larry L. Helm, the chairman of the Compensation Committee and a director of the Company, is responsible for the nationwide Middle Market Banking Group of Bank One Corporation. The Company has a $250 million credit facility with Bank One, NA, as administrative agent, Bank of Montreal, as syndication agent, and Union Bank of California, N.A., Wells Fargo Bank Texas, National Association, CIBC, Inc., Comerica Bank, Fleet National Bank and The Bank of Nova Scotia as participating lenders. The borrowing base is redetermined semi-annually and as of March 11, 2002, was $145 million. In addition, the Company is a party to certain derivative contracts that Bank One, NA is the counter-party to. These derivative contracts cover a portion of the Company's anticipated natural gas production for 2002.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee (hereafter referred to in this section of the Proxy Statement as the "Committee") establishes and administers the Company's executive compensation programs. During 2001, the Committee was composed of three non-employee directors, Mr. Miller, Mr. Phillips and Mr. Gary Christopher.

   The Committee strives to establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain personnel, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additional personnel with appropriate qualifications.

   The Committee establishes all components of executive pay and reports and recommends its decisions to the Board for approval. During 2001, the primary components of the Company's executive compensation program were (1) base salary, (2) incentive compensation bonus and (3) stock options and, subject to approval by the stockholders of the Amended and Restated 2001 Stock Option and Restricted Stock Plan, restricted stock awards.

   The Committee reviews each executive officer's salary annually. The Committee determines the base salary for Mr. Wilson and Mr. Walker subject to the minimum base salaries that have been set in their employment agreements. The Committee believes some subjectivity is necessary in setting the salaries of the Company's executive officers and does not use predetermined performance criteria or formulas. In determining each executive officer's base salary the Committee considers the individual's performance, the performance of the Company and the individual's contribution to that performance, as well as the compensation practices of other companies.

   The Committee met in December 2000 to determine the 2001 base salary for the Company's executives, including the Chief Executive Officer and the other executive officers named in the compensation tables in this Proxy Statement. At that meeting, the Committee reviewed data complied from a survey of 23 companies with market capitalization of $200,000,000 to $400,000,000 in order to establish a peer group to which the Company could be compared. The Committee believed that these companies were most similar to the Company in size, financial structure and operations. Guided by the survey, individual executive compensation was determined based upon the individual's responsibilities, experience and performance.

   The Committee also considered the performance of the Company for fiscal year 2000. During 2000, the Committee concluded that the Company improved its cost structure, reduced its debt, exceeded its business plan with regard to exit rate volumes for production of oil and natural gas, and completed several key acquisitions that the Committee believed were on very favorable terms to the Company. In addition, the Committee noted that the Company completed a secondary offering of its stock which resulted in a greatly improved capital structure and significantly increased liquidity for the Company's stock. The Committee also noted the Company's excellent stock price performance which was very favorable in comparison with the companies in its peer group. Based upon all of the above factors, the Committee recommended an average increase of 21% in the 2001 base salaries of all executive officers of the Company.

   The Committee met in December 2001 to determine the 2001 bonuses, stock options and restricted stock awards for the Company's executives, including the Chief Executive Officer and the other executive officers named in the compensation tables in this Proxy Statement. At that meeting, the Committee reviewed information contained in the proxy statements of those oil and gas firms that the Company tracks for quarterly performance measurements and certain other independent oil and gas companies of similar market capitalization. In addition, the Committee reviewed data complied from a survey of 74 exploration and production companies conducted by Effective Compensation, Inc.

   The Committee also considered the performance of the Company during the past fiscal year. During 2001, the Company improved its operating efficiency consistent with its business plan. The Committee noted that the Company successfully completed non-strategic property divestitures at attractive prices and was able to lower the Company's lease operating expenses per Mmcfe significantly. In addition, as of November 29, 2001, the Company's year-to-date stock price performance was favorable in comparison with the companies in its peer group.

   Incentive cash bonuses are determined by an analysis of both the Company's and the individual's performance, rather than using a predetermined formula or establishing predetermined maximum bonuses. At its December 2001 meeting, the Committee awarded bonuses to Mr. Wilson, Mr. Walker, Mr. Herod, Mr. Bayless, Mr. Hackstedt, Mr. Holt and Mr. Stoneburner.

   The Committee believes that grants of stock options and restricted stock to executive officers align the interests of executive officers with the interests of stockholders. Stock option and restricted stock grants provide an ongoing incentive to executive officers as the value of the stock options and restricted stock depend on the continued success of the Company.

   With the exception of Mr. Hackstedt who received a stock option grant for 20,000 shares in March 2001, the Committee determined that it would not grant any additional stock options to the Company's executives during 2001. The Committee determined that it would be beneficial to the Company to amend and restate the 2001 Stock Option Plan to provide for the grant of shares of restricted stock which would provide similar incentives to the recipient with less overall dilution to the Company. The Committee agreed to grant, subject to approval by the stockholders of the Amended and Restated 2001 Stock Option and Restricted Stock Plan, shares of restricted stock to Mr. Wilson, Mr. Walker, Mr. Herod, Mr. Bayless, Mr. Hackstedt, Mr. Holt and Mr. Stoneburner.

   Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to a named executive officer who is employed on the last day of the fiscal year. "Performance-based compensation" is excluded from this $1 million limitation.

   To the extent consistent with a performance-based approach and the Company's ability to provide competitive compensation, the Committee's policy is generally to provide executive compensation that is fully deductible by the Company for income tax purposes. The Company's stock options granted to the named executive officers are designed to qualify as performance-based compensation that is fully deductible by the Company under Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Larry L. Helm, Chairman
                                          D. Martin Phillips
                                          David B. Miller

Compensation of Directors

   As adopted by the Board on November 1, 2001 to be effective as of January 1, 2002, the Company pays each non-employee director an annual board retainer fee of $15,000. Additionally, the Company pays each non-employee director $1,000 for attending meetings of the Board or its committees, whether in attendance in person or by telephone. Non-employee directors are given the opportunity to receive their cash compensation in the form of Company common stock based on the closing market price of the common stock on the last trading day of the calendar quarter during which such director is entitled to receive the cash compensation.

   3TEC reimburses directors' documented travel and lodging expenses incurred in connection with services to the Company.

   Each non-employee director is eligible for incentive awards under the Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan, however none were issued in 2001.

   Pursuant to the 3TEC Energy Corporation 2000 Non-Employee Directors' Stock Option Plan, as amended (the "2000 Non-Employee Plan"), on the date an individual becomes a non-employee director, the director receives an initial option to purchase 15,000 shares of common stock. In addition, on the first trading day on or after January 1st of each year, each non-employee director who is then serving and has served as a non-employee director for more than six months receives an option to purchase 10,000 shares of common stock. The exercise price of an option is the fair market value which is defined as the closing price of the common stock reported by NASDAQ on the date of grant. Options vest and are exercisable immediately.

   On July 5, 2000, Mr. Phillips and Mr. Miller were each granted an option to purchase 25,000 shares of common stock under the 2000 Non-Employee Plan. On January 2, 2001, Mr. Phillips and Mr. Miller were each granted an option to purchase 10,000 shares of common stock under the 2000 Non-Employee Plan. In June 2001, the Company was notified that due to EnCap's policies and procedures Mr. Phillips and Mr. Miller were unable to accept the options previously granted and therefore the foregoing option agreements were canceled. In December 2001, Mr. Phillips and Mr. Miller were each granted an option to purchase 35,000 shares of common stock under the 2000 Non-Employee Plan. Mr. Phillips and Mr. Miller then assigned their options to EnCap Energy Capital Fund III, L.P.

   In January 2002, Mr. Helm, Mr. Phillips and Mr. Miller were each granted an option to purchase 10,000 shares of common stock under the 2000 Non-Employee Plan, and Mr. Bump and Mr. Irish were each granted an option to purchase 15,000 shares of common stock under the 2000 Non-Employee Plan. Mr. Phillips and Mr. Miller then assigned their options to EnCap Energy Capital Fund III, L.P.

                       NOMINATIONS FOR CLASS I DIRECTORS

Introduction

   The Board currently consists of seven (7) members. Five (5) of them are non-employee directors and two (2) are members of management. In accordance with the Company's Bylaws and Certificate of Incorporation, directors are divided into three classes, each of which is composed of approximately one-third of the directors. At the Annual Meeting, three Class I directors will be elected for terms of three years, expiring on the date of the annual meeting of stockholders in 2005. Each director elected will continue in office until a successor has been elected or until death, resignation or removal in the manner provided by the Company's Bylaws.

   The Nominating Committee of the Board has recommended three nominees, Floyd
C. Wilson, Larry J. Bump, and R.A. Walker, all of whom are currently serving as directors. If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board.

Vote Required for the Election of Directors

   Directors shall be elected by a plurality of the shares represented at the Annual Meeting entitled to vote in the election of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR CLASS I DIRECTORS.

                                  PROPOSAL TO
                           RATIFY THE APPOINTMENT OF
                               KPMG, LLP AS THE
                       COMPANY'S INDEPENDENT ACCOUNTANTS

Introduction

   The Audit Committee and Board recommend that KPMG, LLP continue as 3TEC's independent accountants for 2002. KPMG, LLP served as independent accountants of the Company for the fiscal year 2001.

   The Audit Committee has considered and finds that the provision of accounting services by KPMG, LLP is compatible with maintaining KPMG, LLP's independence.

   A representative of KPMG, LLP will be present at the Annual Meeting to make a statement, if he desires, and to respond to questions of stockholders.

Audit Fees

   The aggregate fees billed by KPMG, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $148,517.

All Other Fees

   The aggregate for all other fees billed by KPMG, LLP for the fiscal year ended December 31, 2001 were $155,879.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent accountant's independence.

Vote Required for the Ratification of KPMG, LLP

   The affirmative votes equal to at least a majority of the votes of holders of common stock cast at the Annual Meeting, in person or by proxy, is required for ratification of KPMG, LLP as the independent accountants for 3TEC.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT ACCOUNTANTS.

            PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED
             2001 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN
                              AS DESCRIBED HEREIN

Introduction

   The Board voted on December 11, 2001, to amend and restate the Company's 2001 Stock Option Plan (the "Amended and Restated 2001 Plan"), and recommend it for stockholder approval. Upon stockholder approval, the Amended and Restated 2001 Plan will replace the Company's 2001 Stock Option Plan approved by the Company's stockholders at the Company's 2001 Annual Meeting.

   The amendments allow the Compensation Committee to grant shares of restricted common stock. The amendments do not increase the number of shares of Company common stock that may be awarded under the plan. The aggregate number of shares which may be issued under options or restricted stock granted under the Amended and Restated 2001 Plan shall not exceed 1,000,000 shares of stock of the Company (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). In addition, the aggregate number of shares of restricted stock granted shall not exceed 300,000 shares of stock of the Company (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). The maximum number of shares of restricted stock that may be granted to an individual grantee during any calendar year may not exceed 150,000 (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding).

   Restricted stock may only be granted to individuals who are employees of the Company or any parent or subsidiary at the time the restricted stock is granted. Members of the Compensation Committee are not eligible to receive grants of restricted stock.

   Subject to the provisions of a particular restricted stock agreement, termination of employment for any reason during the vesting period will result in forfeiture of the unvested stock. Under the Amended and Restated 2001 Plan, participants will have the right to vote the shares and receive any cash dividends payable on the shares during the vesting period.

Vote Required for Adoption of the Amended and Restated 2001 Plan

   The affirmative votes equal to at least a majority of the votes of holders of common stock cast at the Annual Meeting, in person or by proxy, is required for the adoption of the Amended and Restated 2001 Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, RATIFICATION AND CONFIRMATION OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE COMPANY'S AMENDED AND RESTATED 2001 STOCK OPTION AND RESTRICTED STOCK PLAN.

Material Features of the Amended and Restated 2001 Plan

   The Board and management believe that the Amended and Restated 2001 Plan will help attract and retain competitively superior employees and promote long-term growth and profitability by further aligning employee and stockholder interests.

   A summary of the essential features of the Amended and Restated 2001 Plan is provided below, but is qualified in its entirety by reference to the full text of the Amended and Restated 2001 Plan which is attached hereto as Exhibit "B".

   The Amended and Restated 2001 Plan is administered by the Compensation Committee of the Board. The aggregate number of shares which may be issued under options or restricted stock granted under the Amended and Restated 2001 Plan shall not exceed 1,000,000 shares of stock of the Company and the aggregate number of shares of restricted stock granted under the Amended and Restated 2001 Plan shall not exceed 300,000 shares of stock of the Company. The Compensation Committee has the authority to select the employees of the Company who will receive options or restricted stock and to establish the number of shares which may be issued under each option or restricted stock grant; provided, however, that the maximum number of shares that may be subject to options granted under the Amended and Restated 2001 Plan to an individual optionee during any calendar year may not exceed 500,000 and the maximum number of shares of restricted stock that may be granted under the Amended and Restated 2001 Plan to an individual grantee during any calendar year may not exceed 150,000. The figures specified above regarding shares of stock of the Company are subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding. Such shares may consist of authorized but unissued shares of stock of the Company, treasury shares of stock or previously issued shares of the Company reacquired by the Company. If any restricted stock granted under the Amended and Restated 2001 Plan is forfeited, or if options terminate or expire prior to exercise, then the underlying shares of common stock again become available for awards.

   The Amended and Restated 2001 Plan provides for two types of stock options:
(a) incentive stock options and (b) nonqualified stock options. Individual stock option agreements may provide for the surrender of the right to purchase shares under the option in return for a payment in cash or shares of stock of the Company or a combination of cash and shares of stock of the Company equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor (a "stock appreciation right" or "SAR").

   The terms and conditions of the stock option and restricted stock agreements to be executed pursuant to the Amended and Restated 2001 Plan shall contain such terms and conditions as may be approved by the Compensation Committee and such restricted stock and option agreements need not be identical.

   The restricted stock agreements will set forth the restrictions placed on the stock and the conditions upon which the restrictions will lapse. The grantee has the rights of a stockholder with respect to the restricted stock, including the right to vote and to receive dividends with respect to the restricted stock. If the grantee does not remain employed by the Company through the stated date, the grantee forfeits all of his rights in the restricted stock. Subject to the terms of the individual restricted stock agreement, the restrictions may lapse immediately upon a change of control, the grantee's death, disability or retirement.

   Stock options and restricted stock under the Amended and Restated 2001 Plan may only be granted to individuals who are employees of the Company or any parent or subsidiary of the Company at the time the option or restricted stock is granted. Pursuant to the Amended and Restated 2001 Plan, members of the Compensation Committee are not eligible to be granted stock options or restricted stock. Each share of restricted stock and each stock option and all rights granted under the Amended and Restated 2001 Plan shall not be transferable other than by will or the laws of descent and distribution. Each stock option shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

   The purchase price of stock of the Company issued under each stock option shall be equal to the fair market value of the stock of the Company subject to the option on the date the option is granted; however, this limitation shall not apply to incentive stock options for which a greater purchase price is required pursuant to the provisions of the Amended and Restated 2001 Plan.

   The shares with respect to which stock options and restricted stock may be granted are shares of common stock of the Company as presently constituted. The Amended and Restated 2001 Plan provides that if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of stock covered by a stock option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of stock then covered by such option.

   The Amended and Restated 2001 Plan provides that, upon a Corporate Change (hereafter defined), the Compensation Committee may accelerate the vesting of stock options, cancel stock options and make payments in respect thereof in cash, adjust the outstanding option as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Amended and Restated 2001 Plan provides that a "Corporate Change" occurs (a) if the Company is to be dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

   The Board may terminate the Amended and Restated 2001 Plan with respect to any shares for which options and restricted stock have not theretofore been granted. The Board may amend the Amended and Restated 2001 Plan; however, without stockholder approval the Board may not: (i) make amendments which would materially increase the benefits accruing to participants under the Amended and Restated 2001 Plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the Amended and Restated 2001 Plan, (iii) change the class of individuals eligible to receive options and restricted stock grants under the Amended and Restated 2001 Plan, or (iv) extend the term of the Amended and Restated 2001 Plan.

   The Amended and Restated 2001 Plan shall become effective May 8, 2002, subject to approval by the Company's stockholders. The Amended and Restated 2001 Plan is successor to and replaces the 2001 Stock Option Plan approved by the Board on December 12, 2000 and approved by the Company's stockholders on May 15, 2001. Except with respect to stock options and restricted stock grants then outstanding, if not sooner terminated under the provisions of the Amended and Restated 2001 Plan, such Amended and Restated 2001 Plan shall terminate upon and no further options or restricted stock shall be granted after December 11, 2010.

   The Company's common stock is quoted on the Nasdaq National Market under the symbol "TTEN." The last reported sale price of 3TEC's common stock on March 11, 2002, was $17.10 per share. The total number of shares authorized to be issued under the Amended and Restated 2001 Plan is 1,000,000. The market value of the common stock underlying the stock options and restricted stock authorized to be issued pursuant to the Amended and Restated 2001 Plan is $17,100,000 as of March 11, 2002. However, there is no guarantee that, if and when these options are exercised or the restricted stock is granted, they will have this market value.

Federal Income Tax Aspects of the Amended and Restated 2001 Plan

   Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option such as those under the Amended and Restated 2001 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a nonqualified stock option or a stock appreciation right, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse.

   Incentive Stock Options. The incentive stock options issued under the Amended and Restated 2001 Plan are intended to constitute "incentive stock options" within the meaning of Section 422(b) of the Code. Incentive stock options are subject to favorable federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

   Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

   Except as described above, there are no federal income tax effects to the Company upon the issuance of the shares of common stock pursuant to the exercise of stock options or stock appreciation rights granted under the Amended and Restated 2001 Plan or the disposition of the shares acquired pursuant to such exercise.

   Restricted Stock. A grantee will not recognize any taxable income at the time he is granted shares of restricted stock until such time as the shares are vested. At that time, the grantee will recognize ordinary income measured by the then fair market value of the vested shares. A grantee may elect under
Section 83(b) of the Code to recognize ordinary income in the year of the grant in an amount equal to the fair market value of the stock on the date of grant. When the grantee sells the shares, any difference between the sales price and the fair market value at the time of the vesting, or at the time of grant if a Section 83(b) election is made, may be treated as capital gain (or loss). At the time the grantee recognizes ordinary income, the Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the grantee. Dividends paid on forfeitable restricted stock are treated as compensation for federal income tax purposes.

   The following table illustrates the number of shares of restricted stock approved by the Compensation Committee and adopted by the Board to be granted under the Amended and Restated 2001 Plan, subject to the plan being approved by the Company's stockholders. For purposes of the following tables, the value of such shares is based on the closing price, $17.10, of the Company's common stock on March 11, 2002:

                    AMENDED AND RESTATED 2001 STOCK OPTION
                      AND RESTRICTED STOCK PLAN BENEFITS

                                                           Dollar    Number of
Name and Position                                       Value ($)(1) Units(2)
-----------------                                       ------------ ---------
Floyd C. Wilson........................................    641,250    37,500(3)
Chairman of the Board; Chief Executive Officer
R.A. Walker............................................    427,500    25,000(3)
President; Chief Financial Officer
Shane M. Bayless.......................................    128,250     7,500
Vice President; Controller; Treasurer
Richard K. Stoneburner.................................    128,250     7,500
Vice President--Exploration
C.E. Hackstedt.........................................    128,250     7,500
Vice President--Engineering and Operations
All executive officers as a group (8 persons)..........  1,624,500    95,000

--------
(1) If the 2001 Amended and Restated Plan is approved by the stockholders at the Annual Meeting, the shares of restricted stock shall be granted on that date and the value of the restricted stock listed in the table may change based on the closing price of the common stock as of May 8, 2002.
(2) The shares vest in three equal installments beginning on the date of grant and continuing on the first and second anniversary date of the grant thereafter.
(3) In addition to the vesting provisions contained in footnote 2 above, these shares shall not vest in any part unless and until the last trade price of the Company's common stock shall be at least $18.00 per share for a period of at least thirty (30) consecutive calendar days, with such thirty (30) day period occurring prior to the date the final one-third of the restricted stock would vest absent such condition.

Executive Compensation

   Summary Compensation Table. The following table sets forth the aggregate cash compensation earned by and paid to 3TEC's named executive officers for fiscal years 2001, 2000, and 1999. All numbers are rounded to the nearest dollar.

                                                                               Long-Term
                                                                              Compensation
                                                                          --------------------
                                                                             Awards    Payouts
                                                                          ------------ -------
                                   Annual Compensation                     Securities
                               ----------------------------                Underlying   LTIP    All Other
        Name and               Salary   Bonus  Other Annual Rest. Stock   Options/SARs Payouts Compensation
   Principal Position     Year   ($)     ($)   Compensation Awards($)(3)      (#)        ($)       ($)
   ------------------     ---- ------  ------- ------------ ------------  ------------ ------- ------------
Floyd C. Wilson.........  2001 400,000 200,000      --        641,250(4)         --       --      10,500(1)
 Chairman of the          2000 296,875 525,000      --             --       800,000       --      10,500(1)
 Board; Chief             1999  58,333   8,333      --             --            --       --          --
 Executive Officer
R.A. Walker.............  2001 300,000 175,000      --        427,500(4)         --               10,500(1)
 President; Chief         2000 200,000 280,000      --             --       900,000       --      10,500(1)
 Financial Officer        1999      --      --      --             --            --       --          --
Shane M. Bayless........  2001 150,000 100,000      --        128,250            --               10,500(1)
 Vice President;          2000  52,083  80,000      --             --       180,000       --       4,552(1)
 Controller; Treasurer    1999      --      --      --             --            --       --          --
Richard K. Stoneburner..  2001 135,416 100,000      --        128,250            --       --      10,500(1)
 Vice President--         2000 102,833 110,000      --             --       160,000       --       7,013(1)
 Exploration              1999  23,333   2,500      --             --            --       --      14,234(2)
C.E. Hackstedt..........  2001 150,000 100,000      --        128,250        20,000               10,500(1)
 Vice President--         2000      --      --      --             --            --       --          --
 Engineering and          1999      --      --      --             --            --       --          --
 Operations

--------
(1) Company matching contribution to 401(K) Plan.
(2) Relocation Expenses.
(3) Subject to approval by the stockholders of the 2001 Amended and Restated Plan. If the 2001 Amended and Restated Plan is approved by the stockholders at the Annual Meeting, the shares of restricted stock shall be granted on that date and the value of the restricted stock listed in the table may change based on the closing price of the common stock as of May 8, 2002. Any dividends declared by the Company will be paid on the restricted stock. The shares vest in three equal installments beginning on the date of grant and continuing on the first and second anniversary date of the grant thereafter.
(4) In addition to the vesting provisions contained in footnote 3 above, these shares shall not vest in any part unless and until the last trade price of the Company's common stock shall be at least $18.00 per share for a period of at least thirty (30) consecutive calendar days, with such thirty (30) day period occurring prior to the date the final one-third of the restricted stock would vest absent such condition.

Stock Option Plans

   The Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan, as amended (the "1995 Plan") is administered by the Compensation Committee of the Board. At least two members of the Compensation Committee must be disinterested nonemployee directors. The Compensation Committee is authorized to determine the employees, including officers, to whom options or rights are granted. Each option or right granted shall be on such terms and conditions consistent with the 1995 Plan as the Compensation Committee may determine, but the duration of any option or right shall be not greater than ten years or less than five years from the date of grant.

   Options or rights grants shall be made under the 1995 Plan only to persons who are officers or salaried employees of 3TEC or are nonemployee directors. The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 1995 Plan during 2001 was 500,000. The option price of shares covered by options granted under the 1995 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Compensation Committee. If the Compensation Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

   The 1999 Stock Option Plan, (the "1999 Plan") is administered by the Compensation Committee. The Compensation Committee must have at least two members who must be disinterested nonemployee directors. The Compensation Committee is authorized to determine the employees, including officers, to whom options or rights are granted.

   Options or rights grants shall be made under the 1999 Plan only to persons who are employees of 3TEC. The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 1999 Plan during 2001 was 500,000. The option price of shares covered by options granted under the 1999 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Compensation Committee. If the Compensation Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

   The 2000 Stock Option Plan, (the "2000 Plan") is administered by the Compensation Committee. The Compensation Committee must have at least two members who must be disinterested nonemployee directors. The Compensation Committee is authorized to determine the employees, including officers, to whom options or rights are granted.

   Options or rights grants shall be made under the 2000 Plan only to persons who are employees of 3TEC. The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 2000 Plan during 2001 was 2,000,000. The option price of shares covered by options granted under the 2000 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Compensation Committee. If the Compensation Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

   The 2001 Stock Option Plan, (the "2001 Plan") is administered by the Compensation Committee. The Compensation Committee must have at least two members who must be disinterested nonemployee directors. The Compensation Committee is authorized to determine the employees, including officers, to whom options or rights are granted.

   Options or rights grants shall be made under the 2001 Plan only to persons who are employees of 3TEC. The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 2001 Plan during 2001 was 1,000,000. The option price of shares covered by options granted under the 2001 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Compensation Committee. If the Compensation Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

   During the fiscal year ended December 31, 2001, options covering 359,500 shares were issued under the 1995 Plan, the 1999 Plan, the 2000 Plan and the 2001 Plan.

   Equity Compensation Plan Information. The following table provides certain information with respect to all options and restricted shares under all plans as of December 31, 2001.

                     (a)                      (b)                      (c)
Plan category        Number of securities to  Weighted--average        Number of securities
                     be issued upon exercise  exercise price of        remaining available for
                     of outstanding options,  outstanding options,     future issuance under
                     warrants and rights      warrants and rights      equity compensation
                                                                       plans (excluding
                                                                       securities reflected in
                                                                       column (a))
Equity compensation  3,275,496                $11.66                   1,012,527
plans approved by
security holders
Total                3,275,496                $11.66                   1,012,527

   Option Grants in Last Fiscal Year. The following table provides certain information with respect to all options granted during the fiscal year ended December 31, 2001, to the named executive officers of 3TEC; 20,000 options were granted under the 2000 Plan:

                                                                   Potential
                                                                  Realizable
                                                                   Value at
                                                                Assumed Annual
                                                                Rates of Stock
                   Number of    % of Total                           Price
                   Securities  Options/SARs Exercise             Appreciation
                   Underlying   Granted to  or Base             for Option Term
                  Options/SARS Employees in  Price   Expiration ---------------
Name              Granted (#)  Fiscal Year   ($/Sh)     Date     5%($)  10%($)
----              ------------ ------------ -------- ----------  -----  -------
C.E. Hackstedt...    20,000(1)     5.6%      16.375   3/26/11   205,900 521,900

--------
(1) One-half of the granted options are exercisable and vested on the date of grant. The remaining one-half of the granted options vest in three equal installments over three years.

   Aggregated Option Exercises in Last Fiscal Year and Option Value Table as of December 31, 2001. The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 2001, by each of the named executive officers and the aggregated fiscal year-end value of the unexercised options of each such named executive officer:

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised         In-the-Money
                                                          Options/SARs at FY End    Options/SARs at FY End
                                                                    (#)                       ($)
                          Shares Acquired Value Realized ------------------------- -------------------------
Name                      on Exercise (#)      ($)       Exercisable Unexercisable Exercisable Unexercisable
----                      --------------- -------------- ----------- ------------- ----------- -------------
Floyd C. Wilson.........         --             --         466,669      333,331     1,550,002      774,998
R.A. Walker.............         --             --         550,001      349,999     2,290,005    1,144,995
Shane M. Bayless........         --             --         120,000       60,000       362,500      181,250
Richard K. Stoneburner..         --             --         106,668       53,332       283,132      141,556
C.E. Hackstedt..........         --             --          43,334       26,666            --           --

--------
(1) Amounts are based on the fair market value of Company common stock on the last trading day of the year, December 31, 2001, which was $14.00. There is no guarantee that, if and when these options are exercised, they will have this value.

Employment Agreements

   Floyd C. Wilson and 3TEC entered into an employment agreement commencing on April 15, 2000, and terminating on December 31, 2002, with automatic one-year extensions upon each anniversary date of the last day of the employment period thereafter, unless either party gives at least 90 days' notice of termination, to serve as Chief Executive Officer with a $325,000 base annual salary. The Company may terminate Mr. Wilson's employment under the employment agreement for "Cause." "Cause" is defined as (i) the inability of employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for under the employment agreement for a period of 120 days in the aggregate, within any given period of 180 consecutive days during the term of the employment agreement, in addition to any statutorily required leave of absence, (ii) conduct of the employee that constitutes fraud, theft, or a criminal act involving moral turpitude, in each case only if it materially affects his ability to perform the duties and responsibilities of his position or has a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company, (iv) embezzlement of funds or misappropriation of other property by the employee from the Company; (v) failure of employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of the employment agreement, after 30 days advance written notice of such failure or breach which has not been cured;
(vi) employee's habitual use of illegal controlled substances, or intoxication during normal business hours while conducting the Company's business, which, in the reasonable judgment of the Board, so impairs employee's credibility and reputation that employee can no longer perform his duties; or (vii) employee has been found civilly liable for sexual harassment or related offenses (or the Company has been found civilly liable for such actions by employee).

   If a Change of Control (hereafter defined) has occurred, Mr. Wilson may terminate his employment for Good Reason. "Good Reason" is defined as the occurrence, without employee's express written consent, of any one or more of the following events: (i) a material change in employee's duties (without the consent of employee) or a change in the title or offices held by employee, or any occurrence which causes employee to have his principal place of employment somewhere other than Houston, Texas; (ii) a reduction in employee's compensation or the failure by the Company to continue to provide prompt payment (or reimbursement to employee) of all reasonable expenses incurred by employee in connection with employee's professional and business activities;
(iii) a failure by the Company to waive any and all restrictions that might exist on the exercise of any stock options held by employee under the Company's stock option plans as of the date of a Change of Control; and (iv) the failure of the Company to obtain the assumption of the employment agreement, without limitation or reduction, by any successor to the Company. A "Change of Control" shall have occurred if: (i) fifty percent (50%) or more of the outstanding common stock of the Company has been acquired by any person or persons (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act")), provided such person(s) is not a stockholder(s) of the Company currently holding ten percent (10%) or more of the outstanding common stock of the Company at the time of the execution of the employment agreement. For purposes of this paragraph, such person shall include affiliated persons (as defined in the Act); (ii) there has been a merger or equivalent combination involving the Company after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons other than those persons who were stockholders holding ten percent (10%) or more of the outstanding stock of the Company immediately prior to the date of such merger or equivalent combination; or (iii) there has been a merger or equivalent combination or stock sale involving the Company and after such transaction fifty percent (50%) or more of the members of the surviving company's Board elected by stockholders are persons who were not directors immediately prior to such transaction.

   If Mr. Wilson is terminated by 3TEC without Cause, or Mr. Wilson leaves for Good Reason, the Company is required to pay him a lump sum amount equal to two times his annual base salary.

   The employment agreement contains certain noncompete, confidentiality and noninterference provisions. For example, during the term of the employment agreement Mr. Wilson may not be employed or render advisory, consulting or other services in connection with any business enterprise or person that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products. Further, during the term of the employment agreement Mr. Wilson may not be financially interested, invest or engage in any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products, with certain limited exceptions. The agreement also provides that Mr. Wilson will not disclose or make use of any trade secrets or confidential or proprietary information pertaining to the Company in a way that is materially detrimental to the Company. Mr. Wilson is also prohibited during the two-year period of his employment agreement or the period in which Mr. Wilson is employed by the Company, whichever is longer, and for a six-month period commencing upon the termination of such longer period from soliciting any employee of the Company or any other person who is under contract with or rendering services to the Company to (i) terminate his or her employment with the Company, (ii) refrain from extending or renewing his or her employment with the Company, (iii) refrain from rendering services to or for the Company, or (iv) become employed by or to enter into contractual relations with any persons other than the Company.

   R.A. Walker and 3TEC entered into an employment agreement commencing on May 1, 2000, and terminating on December 31, 2002, with automatic one-year extensions upon each anniversary date of the last day of the employment period thereafter, unless either party gives at least 90 days' notice of termination, to serve as President and Chief Financial Officer with a $300,000 base salary. The agreement provides that Mr. Walker will be granted stock options giving him the right to purchase 500,000 shares of common stock in the Company, one-half of which shall be vested upon grant with the remaining one-half to vest equally over a three (3) year period. The option price shall be the fair market value of the stock on the date of grant. The Company may terminate Mr. Walker's employment under the employment agreement for Cause or without Cause. "Cause" is defined as (i) the inability of employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for under the employment agreement for a period of 120 days in the aggregate, within any given period of 180 consecutive days during the term of the employment agreement, in addition to any statutorily required leave of absence, (ii) conduct of the employee that constitutes fraud, theft, or a criminal act involving moral turpitude, in each case only if it materially affects his ability to perform the duties and responsibilities of his position or has a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company, (iv) embezzlement of funds or misappropriation of other property by the employee from the Company; (v) failure of employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of the employment agreement, after 30 days advance written notice of such failure or breach which has not been cured,
(vi) employee's habitual use of illegal controlled substances, or intoxication during normal business hours while conducting the Company's business, which, in the reasonable judgment of the Board, so impairs employee's credibility and reputation that employee can no longer perform his duties, or (vii) employee has been found civilly liable for sexual harassment or related offenses (or the Company has been found civilly liable for such actions by employee).

   If a Change of Control (hereafter defined) has occurred, Mr. Walker may terminate his employment for Good Reason. "Good Reason" is defined as the occurrence, without employee's express written consent, of any one or more of the following events: (i) a material change in employee's duties (without the consent of employee) or a change in the title or offices held by employee, or any occurrence which causes employee to have his principal place of employment somewhere other than Houston, Texas; (ii) a reduction in employee's compensation or the failure by the Company to continue to provide prompt payment (or reimbursement to employee) of all reasonable expenses incurred by employee in connection with employee's professional and business activities;
(iii) a failure by the Company to waive any and all restrictions that might exist on the exercise of any stock options held by employee under the Company's stock option plans as of the date of a Change of Control; and (iv) the failure of the Company to obtain the assumption of the employment agreement, without limitation or reduction, by any successor to the Company. A "Change of Control" shall have occurred if: (i) fifty percent (50%) or more of the outstanding common stock of the Company has been acquired by any person or persons (as defined in Section 3(a)(9) of the Act), provided such person(s) is not a stockholder(s) of the Company currently holding ten percent (10%) or more of the outstanding common stock of the Company at the time of the execution of the employment agreement. For purposes of this paragraph, such person shall include affiliated persons (as defined in the Act); (ii) there has been a merger or equivalent combination involving the Company after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons other than those persons who were stockholders holding ten percent (10%) or more of the outstanding stock of the Company immediately prior to the date of such merger or equivalent combination; or (iii) there has been a merger or equivalent combination or stock sale involving the Company and after such transaction fifty percent (50%) or more of the members of the surviving company's Board elected by stockholders are persons who were not directors immediately prior to such transaction.

   If Mr. Walker is terminated by 3TEC without Cause, or Mr. Walker leaves for Good Reason, the Company is required to pay him a lump sum amount equal to two times his annual base salary.

   The employment agreement contains certain noncompete, confidentiality and noninterference provisions. For example, during the term of the employment agreement Mr. Walker may not be employed or render advisory, consulting or other services in connection with any business enterprise or person that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products. Further, during the term of the employment agreement Mr. Walker may not be financially interested, invest or engage in any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products, with certain limited exceptions. The agreement also provides that Mr. Walker will not disclose or make use of any trade secrets or confidential or proprietary information pertaining to the Company in a way that is materially detrimental to the Company. Mr. Walker is also prohibited during the period of his employment agreement or the period in which Mr. Walker is employed by the Company, whichever is longer, and for a six-month period commencing upon the termination of such longer period from soliciting any employee of the Company or any other person who is under contract with or rendering services to the Company to (i) terminate his or her employment with the Company, (ii) refrain from extending or renewing his or her employment with the Company, (iii) refrain from rendering services to or for the Company, (iv) become employed by or to enter into contractual relations with any persons other than the Company.

   The Board approved an arrangement in December, 2000, whereby Shane M. Bayless is to receive a lump sum payment equal to two (2) times his annual compensation if Mr. Bayless is terminated by the Company without Cause or if Mr. Bayless terminates his employment for Good Reason. Cause and Good Reason are as defined in Mr. Wilson's employment agreement.

Performance Graph.

   The following graph shows changes in the value of $100 invested at year-end 1996 in (a) 3TEC common stock, (b) the S&P 500 Stock Index, and (c) peer issuers including Cabot Oil & Gas Corp., Comstock Resources, Inc., Denbury Resources Inc., Key Production Company Inc., Magnum Hunter Resources Inc., Remington Oil & Gas Corp., and St. Mary Land & Exploration Co. The investment values are based on share price appreciation plus dividends, assuming that dividends were reinvested on the date on which they were paid.

   The stock price performance shown in the graph is not necessarily indicative of future price performance.


                             [Graph appears here]

                                                              Peer     S&P 500
                                                       3TEC  Issuers Stock Index
                                                       ----- ------- -----------
December 31, 1996..................................... 100    100       100
December 31, 1997..................................... 173.9  100.2     123.4
December 31, 1998.....................................  39.1   49.7     156.4
December 31, 1999.....................................  60.9   56.9     186.9
December 31, 2000..................................... 102.9  179.8     167.9
December 31, 2001.....................................  81.2  129.5     146

Section 16(a) Beneficial Ownership Reporting Compliance

   For the period January 1, 2001, to December 31, 2001, Floyd C. Wilson and W/E each had one transaction that was not timely filed on a Form 4.

Changes in Control/Stockholders Agreement

   In August 1999, W/E purchased a controlling interest in the Company for approximately $20.5 million in cash and $875,000 in producing properties. W/E's members included Floyd C. Wilson, EnCap Energy Capital Fund III, L.P. ("Fund III"), EnCap III-B, Energy Capital Investment Company, PLC ("ECIC, PLC"), and BOCP.

   In connection with this transaction, Kaiser-Francis Oil Company, C.J. Lett, III, Weskids, L.P., Alvin V. Shoemaker (collectively referred to as the "Major Stockholders"), W/E and the Company entered into a Stockholders' Agreement dated as of August 27, 1999 (the "Stockholders' Agreement") regarding the election of directors to the Board. On May 30, 2000, the parties to the Stockholders Agreement entered into a First Amendment to Shareholders' Agreement (the "Amendment") which added ECIC Corporation, EnCap III-B, EnCap Acquisition, and BOCP as parties to the Stockholders' Agreement. On April 30, 2001, the Stockholders' Agreement was terminated.

   On November 28, 2001, the members of W/E executed an Agreement to Dissolve W/E Energy Company L.L.C. and the assets of W/E were distributed to the members of W/E.

Certain Relationships and Related Transactions.

   The Company has a $250 million credit facility with Bank One, NA, as administrative agent, Bank of Montreal, as syndication agent, and Union Bank of California, N.A., Wells Fargo Bank Texas, National Association, CIBC, Inc., Comerica Bank, Fleet National Bank and The Bank of Nova Scotia as participating lenders. The borrowing base is redetermined semi-annually and as of March 11, 2002, was $145 million. In addition, the Company is a party to certain derivative contracts that Bank One, NA is the counter-party to. These derivative contracts cover a portion of the Company's anticipated natural gas production for 2002. Larry L. Helm, the chairman of our Compensation Committee and a director of the Company, is responsible for the nationwide Middle Market Banking Group of Bank One Corporation.

   David S. Elkouri has served as the Company's Secretary since May 2000. Mr. Elkouri is a member in the law firm of Hinkle Elkouri Law Firm L.L.C., which has served as legal counsel to the Company since August, 1999.

   During 2001, the Company paid Hinkle Elkouri Law Firm L.L.C. approximately $514,000 for legal services rendered.

                                 MISCELLANEOUS

Stockholder Proposals

   If a stockholder intends to present a proposal for action at the 2003 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Act, the proposal must be submitted in writing and received by the Company by December 9, 2002. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

   The 3TEC Bylaws establish an advance notice procedure applicable to the proposal of business to be considered at a meeting which requires such notice by a stockholder in connection with the Company's annual meeting to be delivered to the Company not less than 60 nor more than 90 days prior to the first anniversary of the previous year's annual meeting. If the annual meeting is more than 30 days before or more than 60 days after such anniversary date; however, notice by the stockholder to be timely must be delivered no earlier than 90 days prior to the annual meeting and no later than 60 days prior to the annual meeting and the tenth day following the issuance by the Company of a press release announcing the meeting date. In addition, the 3TEC Bylaws contain advance notice procedures applicable to the nomination by stockholders of directors for election to the Company's Board. In general, notice of a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the Bylaws. Notice of a director nomination for a special meeting must be received by the Company no later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. If the chairman of the stockholders' meeting determines that a director nomination was not made in accordance with the Bylaws, the Company may disregard such nomination.

   Proposals and nominations should be addressed to the Secretary of the Company, David S. Elkouri, Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002.

Discretionary Authority

   At the time of mailing this Proxy Statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying form of proxy will vote such proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ Floyd C. Wilson
                                          Floyd C. Wilson
                                          Chairman of the Board and
                                          Chief Executive Officer

DATED this 8th day of April, 2002

                                  EXHIBIT "A"

                                CHARTER OF THE
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                      OF
                            3TEC ENERGY CORPORATION
                          (as amended March 20, 2002)

I. PURPOSE

   The primary function of the Audit Committee (the "Committee" or "Audit Committee") of 3TEC Energy Corporation (the "Corporation") is to assist the Corporation's Board of Directors (the "Board") in fulfilling its oversight responsibilities to stockholders by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and legal compliance that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  a. Monitor the Corporation's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  b. Monitor the independence and performance of the Corporation's independent auditors and the Corporation's financial and accounting departments.

  c. Provide an open avenue of communication among the independent auditors, the Corporation's management, financial and accounting departments and the Board.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and employees of the Corporation. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

II. COMPOSITION

   The Audit Committee shall be comprised of three (3) or more directors as determined by the Board. All members of the Audit Committee shall be independent directors, as that term is defined by the listing standards of NASD. All members of the Committee shall have familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in seminars, conferences, roundtables, and other educational programs conducted by the Corporation or an outside organization.

   The members of the Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meetings to provide pertinent information as necessary. As part of its job to foster open communication, the Committee should attempt to meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. Among the items to be discussed in these meetings are the independent accountant's evaluation of the Corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit. In addition, the Committee, or at least one member of the Committee, should communicate with management and the independent auditors quarterly to review the Corporation's financial statements and significant findings based upon the auditors limited review procedures.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

 Document/Reports Review

   1. Review and update as necessary the Committee's Charter at least annually and have the Charter published in accordance with Securities and Exchange Commission regulations.

   2. Review the Corporation's annual audited financial statements prior to filing or distribution. Review may include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

   3. Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the internal accounting and financial controls of the Corporation, including computerized information system controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

   4. Review the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Review may include discussion with financial management and the independent auditors.

 Independent Auditors

   5. Review the independence and performance of the independent auditors and annually recommend to the Board the independent auditor to be selected to audit the financial statements of the Corporation and its subsidiaries.

   6. Approve the fees and other compensation to be paid to the independent auditors.

   7. Confirm and assure the independence of the independent auditors. The Committee will annually request a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard Number 1; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and recommend that the Board take appropriate action to oversee the independence of the independent auditors in response to the independent auditors' report to satisfy itself of the auditors' independence.

   8. Review the independent auditors' audit plan.

   9. The independent auditor is ultimately accountable to the Board and the Committee who serve as the stockholders' representatives. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor.

 Miscellaneous

   10. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

   11. As appropriate, review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

   12. Annually prepare a report to the Corporation's stockholders as required by the Securities and Exchange Commission, which report should be included in the Corporation's annual proxy statement.

   13. Perform such other functions or activities consistent with this Charter, the Corporation's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

                                  EXHIBIT "B"

                            3TEC ENERGY CORPORATION

                             AMENDED AND RESTATED

                  2001 STOCK OPTION AND RESTRICTED STOCK PLAN

I. PURPOSE OF PLAN

   The 3TEC ENERGY CORPORATION AMENDED AND RESTATED 2001 STOCK OPTION AND RESTRICTED STOCK PLAN (the "Plan") is intended to provide a means whereby certain employees of 3TEC ENERGY CORPORATION, a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees ("Grantees") shares of "Restricted Stock" (defined below) and the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Grantees and Optionees are sometimes hereinafter referred to together as the "Participants". Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options.

II. ADMINISTRATION

   The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Participants from among those individuals eligible hereunder and to establish the number of shares of Restricted Stock which may be granted and shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 500,000 shares (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding) and the maximum number of shares of Restricted Stock that may be granted to an individual Grantee under the Plan during any calendar year may not exceed 150,000 shares (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced. In selecting Participants from among individuals eligible hereunder and in establishing the number of shares of Restricted Stock that may be issued to each Grantee and the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Participants, in establishing the number of shares of Restricted Stock which may be issued to each Grantee and the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. RESTRICTED STOCK, RESTRICTED STOCK AGREEMENTS AND OPTION AGREEMENTS

   (a) Definitions.

   Whenever capitalized in this document, the following terms shall have the respective meanings set forth below:

     "Restricted Stock" means shares of the Company's Stock subject to specified restrictions that may be granted to eligible persons under
  Section III(b) below.

     "Restricted Stock Agreement" means an agreement between the Company and a Grantee whereby the Grantee receives shares of Restricted Stock.

     "Restricted Stock Award" means an award of Restricted Stock granted to a Grantee.

     "Restriction Period" means the period of time during which the shares of Stock granted pursuant to a Restricted Stock Award remain subject to the restrictions or vesting set forth in the applicable Restricted Stock Agreement.

   (b) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any eligible person in such amounts as the Committee shall determine. A certificate or certificates representing the number of shares of Restricted Stock granted shall be registered in the name of the Grantee. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in the Grantee's Restricted Stock Agreement, the certificate or certificates shall be held in escrow by the Company for the account of the Grantee. The Grantee shall have beneficial ownership of the shares of Restricted Stock, including the right to receive dividends and the right to vote, the shares of Restricted Stock. If a Grantee to whom shares of Restricted Stock have been granted remains in the continuous employment of the Company during the entire Restriction Period, upon the expiration of the Restriction Period all restrictions applicable to the Restricted Stock shall lapse, and the certificate or certificates representing the shares of Restricted Stock that were granted to the Grantee in the form of a Restricted Stock Award shall be delivered to the Grantee.

   (c) Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement which shall contain the Restriction Period, the number of shares of Restricted Stock and such other terms and conditions as may be approved by the Committee. The Committee may impose such conditions or restrictions on any Restricted Stock as it may deem advisable, including but not limited to, time-based restrictions on vesting, vesting upon a Corporate Change (hereafter defined) or restrictions under applicable securities laws. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

   (d) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that with respect to Stock Appreciation Rights granted to employees who are subject to Section 16 of the 1934 Act, except as provided in Subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

   (e) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock
(i) reported by the National Market System or NASDAQ on that date or

(ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

    (f) Each share of Restricted Stock and each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

IV. ELIGIBILITY OF PARTICIPANTS AND TRANSFERABILITY

   Restricted Stock and Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 (e) and (f) of the Code) of the Company at the time the Restricted Stock or the Option is granted; provided, however, that members of the Committee shall not be eligible to be granted Options or receive Restricted Stock hereunder. Restricted Stock and Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, unless (i) at the time such Option is granted the option price is 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

V. SHARES SUBJECT TO PLAN

   The aggregate number of shares of Restricted Stock and shares which may be issued under Options granted under the Plan shall not exceed 1,000,000 shares of Stock. In addition, the aggregate number of shares of Restricted Stock which may be issued under the Plan shall not exceed 300,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock, treasury shares of Stock, or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. Upon the forfeiture of any Restricted Stock, the forfeited shares of Restricted Stock shall thereafter be available for award under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates may be issued by the Company for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI. OPTION PRICE

   The purchase price of Stock issued under each Option shall be equal to the fair market value of Stock subject to the Option on the date the Option is granted; provided, however, that this limitation shall not apply to Incentive Stock Options for which a greater purchase price is required pursuant to Paragraph IV hereof.

VII. TERM OF PLAN

   This Plan, as amended and restated herein, shall become effective as of May 8, 2002, subject to the approval of the stockholders of the Company at the Annual Meeting of Stockholders on that date. This Plan is successor to and replaces the 2001 Stock Option Plan approved by the Board on December 12, 2000 and approved by the stockholders of the Company on May 15, 2001. Except with respect to Restricted Stock or Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Restricted Stock or Options shall be granted after December 11, 2010.

VIII. RECAPITALIZATION OR REORGANIZATION

   (a) The existence of the Plan and the Restricted Stock and Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

   (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

   (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

   If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than
(a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share to be determined by the Committee, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

   (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

IX. AMENDMENT OR TERMINATION OF THE PLAN

   The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options or Restricted Stock Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Restricted Stock Agreement or Option Agreement theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder); and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Restricted Stock or Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X. SECURITIES LAWS

   (a) The Company shall not be obligated to issue any Stock pursuant to any Restricted Stock Agreement or Option granted under the Plan at any time when the offering of the shares of Restricted Stock or shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

   (b) It is intended that the Plan and any grant of Restricted Stock or an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Restricted Stock Agreement or Option would disqualify the Plan or such Restricted Stock Agreement or Option under, or would otherwise not comply with, Rule 16b-3, such provision, Restricted Stock Agreement or Option shall be construed or deemed amended to conform to Rule 16b-3.

XI. GENERAL

   (a) Nothing contained in this Plan, any Restricted Stock Agreement or any Option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or its parent or subsidiary or any other corporation affiliated with the Company, or interfere in any way with the rights of the Company or its parent or subsidiaries or any corporation affiliated with the Company to terminate his or her employment.

   (b) No Optionee shall have any rights as a stockholder of the Company with respect to any shares of Stock subject to an Option hereunder until such shares of Stock have been issued.

   (c) Nothing contained in this Plan, a Restricted Stock Agreement, or in any Option Agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member or any of the foregoing to pay, or reimburse any Participant for the payment of any tax arising out of, or on account of the issuance of Restricted Stock or an Option or Options hereunder to any Participant, an Optionee's exercise of any Option issued under the Plan or a Participant's sale, transfer or other disposition of any Restricted Stock or Stock acquired pursuant to the exercise of any Option issued hereunder. Any person receiving Restricted Stock or an Option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Participant shall be solely responsible for all taxes to which he or she may or become subject as a consequence of such participation.

                                     PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                            3TEC ENERGY CORPORATION

     The undersigned, a stockholder of record of 3TEC Energy Corporation (the "Company"), hereby appoints Floyd C. Wilson or Shane M. Bayless, with power of substitution, to represent and to vote all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Pennzoil Place, 700 Milam Street, Suite 1100, Houston, Texas 77002, on Wednesday, May 8, 2002, at 11:00 a.m. local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares; and the undersigned hereby instructs said proxy to vote all such shares of stock at the Annual Meeting in accordance with the following instructions: (indicate by check mark)

The invalidity, illegality or unenforceability of any particular provision of this Proxy Form shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

                         (To Be Signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            3TEC ENERGY CORPORATION

                                  May 8, 2002

                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS EXAMPLE.


                                     FOR
                                 ALL NOMINEES
                              (EXCEPT AS MARKED TO             AGAINST
                              THE CONTRARY BELOW)            ALL NOMINEES
I.  ELECTION OF DIRECTORS:            [_]                        [_]

    NOMINEES:
        CLASS I DIRECTORS -
            FLOYD C. WILSON,
            R.A. WALKER,
            LARRY J. BUMP

INSTRUCTIONS:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.
               _______________________________________________________________


            YOUR VOTE IS IMPORTANT.  IF YOU ARE UNABLE TO ATTEND THE
             ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN
                 THIS PROXY FORM, USING THE ENCLOSED ENVELOPE.

        THE MATTERS BELOW HAVE BEEN PROPOSED BY 3TEC ENERGY CORPORATION.

                                                                                                  FOR     AGAINST    ABSTAIN
II.   PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT ACCOUNTANTS                  [_]       [_]       [_]


III.  PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 2001 STOCK OPTION
      AND RESTRICTED STOCK PLAN                                                                   [_]       [_]       [_]


                                                                                                 WITH      WITHOUT AUTHORITY
IV.   OTHER MATTERS                                                                               [_]   to vote upon  [_]
      discretionary authority to vote upon any other matters                                              any other
                                                                                                           matter

Stockholders approving the proposals set forth herein should mark the "For" box herein; those opposing such action should register their position by marking the appropriate "Against" or "Abstain" box herein or by not returning this Proxy
Form.  SIGNED BUT UNMARKED PROXY FORMS WILL BE DEEMED TO AUTHORIZE A VOTE "FOR"
THE PROPOSALS SET FORTH HEREIN.

The undersigned acknowledges receipt of the notice of said Annual Meeting and the Proxy Statement dated April 8, 2002 by signing this Proxy Form.

__________________________ ________________________________________ ___________________________________  Dated: _____________, 2002
(Signature of Stockholder) (Additional Signatures, if held jointly) (Title or Authority, if applicable)

Note: Please sign above exactly as name appears on this Proxy Form.  If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
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